UNISOURCE ENERGY CORPORATION
                             220 WEST SIXTH STREET
                            TUCSON, ARIZONA  85701
                            Phone: (520) 884-3651
                            Fax: (520) 884-3991


                                May 19, 1998


UniSource Energy Corporation
220 West Sixth Street
Tucson, Arizona  85701

          Re:  Registration on Form S-8 of UniSource
               Energy Corporation (the "Company")


          At your request, I have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock, without par value, of the Company (the "Shares"), interests in the Tucson Electric Power Company Triple Investment Plan for Salaried Employees (the "Plan"), and additional rights to acquire Shares (together with the Shares and interests in the Plan, the "Securities"), to be issued pursuant to the Plan. I have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Securities to be issued pursuant to and in accordance with the Plan.

          Based upon such examination and upon such matters of fact and law as I have deemed relevant, I am of the option that the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

          I consent to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Dennis R. Nelson
                              Dennis R. Nelson,
                              Vice President, General Counsel and
                              Corporate Secretary
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